Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS RECORD ANNUAL EARNINGS

Company Announces Fifth Consecutive Record Year and $116.4 Million in Annual Net Income

OLNEY, MARYLAND, January 23, 2020 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income for the fourth quarter of 2019 of $28.5 million ($0.80 per diluted share) compared to net income of $25.6 million ($0.72 per diluted share) for the fourth quarter of 2018 and net income of $29.4 million ($0.82 per diluted share) for the third quarter of 2019.

Net earnings for 2019 were $116.4 million ($3.25 per diluted share) compared to $100.9 million ($2.82 per diluted share) for 2018. The results from 2019 and 2018 included recovered interest income from previously acquired impaired loans of $1.8 million and $2.4 million, respectively. The results for 2018 also included the effect of merger expenses associated with the acquisition of WashingtonFirst Bankshares (“WashingtonFirst”) totaling $11.8 million (an after tax impact of $0.19 per share) compared to $1.3 million for 2019, which are associated with the pending acquisition of Revere Bank that is expected close in the beginning of the second quarter of 2020. Revere Bank has 11 banking offices and more than $2.8 billion in assets (as of September 30, 2019).

“We delivered a strong financial performance in 2019, which was our first full year following the successful integration of WashingtonFirst Bank. We rose to the occasion with record results and announced another wave of strategic expansion through the acquisitions of Revere Bank and Rembert Pendleton Jackson, a registered investment advisor headquartered in Falls Church, Virginia,” said Daniel J. Schrider, President and Chief Executive Officer.

“Throughout the year we adjusted our strategies in response to the competitive market and interest rate environment, while consistently growing deposits, delivering impressive fee-income growth, and staying laser focused on providing exceptional experiences for the individuals and businesses we serve,” added Schrider. “We finished the year on a high note and the momentum from our fourth quarter performance will serve us well in 2020.”

Fourth Quarter Highlights:

•	Total loans at December 31, 2019 increased 2% compared to December 31, 2018. During this period, the Company experienced 7% growth in total commercial loans as investor real estate loans and owner occupied real estate loans grew by 11% and 7%, respectively. The impact of commercial loan growth was offset by the decline in the mortgage loan portfolio due to the impact of mortgage loan refinance activity driven by the current interest rate environment and the sale of the majority of new mortgage loan production and the decline in consumer loan balances.

•	Total deposits grew 9% compared to the end of 2018. Deposit growth reduced the loan-to-deposit ratio to 104% at the end of 2019 compared to 111% at the end of 2018. The year-over-year deposit growth included an 8% increase in noninterest-bearing deposits, a 13% increase in core interest-bearing deposits and a 38% reduction in wholesale deposits.

•	The provision for loan losses for the current quarter was $1.7 million compared to $3.4 million for the fourth quarter of 2018 and $1.5 million for the prior quarter of the current year.

•	Preparation for the implementation of the Current Expected Credit Losses (“CECL”) accounting standard in the first quarter of 2020 has been completed. Exclusive of the $2.8 million reclassification to the allowance for loan losses related to the acquired credit impaired loans, the estimated impact to retained earnings at transition date is expected to be approximately $2.0 million based on the expected performance of the economy.

•	During the quarter, the Company repurchased 668,191 shares of common stock at an average price of $36.34 per share as part of its existing share repurchase program.

•	The net interest margin was 3.38% for the fourth quarter of 2019, compared to 3.57% for the fourth quarter of 2018 and 3.51% for the third quarter of 2019.

•	The Company successfully issued $175 million in subordinated debt at an advantageous rate during the quarter. The debt provides capital to support future growth in the real estate lending portfolio and fund anticipated future redemptions of existing higher priced funding sources.

•	Driven by income from mortgage banking activities, wealth management and fees related to customer level commercial loan swaps, quarterly non-interest income increased 37% as compared to the same period in the prior year. Income from mortgage banking activities grew 269% compared to the same quarter of the prior year.

•	Non-interest expense for the quarter increased $3.4 million or 8% compared to the same quarter of the prior year. Increases occurred in most major expense categories, notably compensation and benefits, driven by incentive-based programs, merger costs and professional fees and services. A portion of the non-interest expense increases were offset by the decrease in FDIC insurance expense due to the application of the remaining assessment credit during the current quarter.

•	The non-GAAP efficiency ratio was 51.98% for the current quarter as compared to 51.78% for the fourth quarter of 2018 and 50.95% for the third quarter of 2019.

Review of Balance Sheet and Credit Quality

At December 31, 2019, total assets amounted to $8.6 billion compared to $8.2 billion at December 31, 2018. Total loans were $6.7 billion at December 31, 2019 compared to $6.6 billion at the end of 2018. During this period, the composition of the portfolio shifted as total commercial loans grew 7% while mortgage loans have declined 8% due to the refinance activity and the strategic decision to sell the majority of new mortgage loan production. Consumer loans experienced a 10% decline related to recent mortgage refinancing activity. During this period, total funded commercial loan production was a record $884 million. Commercial loans originated during the current year had total unfunded commitments of $479 million as of December 31, 2019.

Total deposits at December 31, 2019 were $6.4 billion compared to $5.9 billion at December 31, 2018, a 9% increase during the period. The increase from year-end 2018 was driven by increases in non-interest bearing demand, interest-bearing demand and money market deposit categories. The impact of the increase in rates associated with these additional deposits during 2019 was partially offset by the benefit realized from an increase in noninterest-bearing deposits and a reduction in wholesale deposits. During the current quarter, the Company issued $175 million in subordinated debt. The proceeds from the debt provides capital for future growth in the real estate lending portfolio, in addition to providing funds to reduce higher priced funding sources.

Tangible common equity totaled $782 million at December 31, 2019, compared to $727 million at December 31, 2018 as the ratio of tangible common equity to tangible assets grew to 9.46% at December 31, 2019, as compared to 9.21% at December 31, 2018. The decline in the tangible common equity ratio from 9.74% at the end of the prior quarter was the result of the impact on stockholder’s equity of stock repurchases in the current quarter. The Company had a total risk-based capital ratio of 14.85%, a common equity tier 1 risk-based capital ratio of 11.06%, a tier 1 risk-based capital ratio of 11.21% and a tier 1 leverage ratio of 9.70% at December 31, 2019.

The ratio of non-performing loans to total loans increased to 0.62% at December 31, 2019, compared to 0.55% at December 31, 2018. Non-performing loans totaled $41.3 million at December 31, 2019, compared to $36.0 million at December 31, 2018, and $40.1 million at September 30, 2019. The modest growth in non-performing loans over the prior periods occurred primarily as a result of increases in segments of the loan portfolio secured by real estate. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude purchased credit impaired loans acquired in the prior year’s acquisition of WashingtonFirst.

Loan charge-offs, net of recoveries, for the fourth quarter of 2019 totaled $0.5 million as compared to $0.3 million for the fourth quarter of 2018. The allowance for loan losses represented 0.84% of outstanding loans and 136% of non-performing loans at December 31, 2019, compared to 0.81% of outstanding loans and 149% of non-performing loans at December 31, 2018. While non-performing loans increased from the prior year-end to December 31, 2019, the related reserves for those loans remained stable due to adequate collateral values.

Income Statement Review

For the fourth quarter of 2019, net interest income decreased 1% to $65.6 million compared to $66.1 million for the fourth quarter of 2018. Interest income remained level while interest expense increased 2% driven by deposit growth. The rise in interest expense was partially offset by the decline in the cost of borrowings from the prior year quarter to the current quarter.

The net interest margin for the current quarter was 3.38%, compared to the net interest margin for the fourth quarter of 2018 of 3.57%. The current quarter’s margin benefited from the decrease in average borrowed funds and their associated rates as this decrease offset the increase in the average rate paid on deposits. The average rate on interest-bearing liabilities remained at 1.48% for the quarter ended December 31, 2019 compared to the same quarter of the prior year. During this same period, the yield on interest-earning assets declined from 4.60% for the quarter ended December 31, 2018 to 4.38% for the quarter ended December 31, 2019 due to the interest rate environment, resulting in margin compression. The 9% increase in average noninterest-bearing deposits compared to the prior year quarter provided an interest free funding source that benefited the current quarter’s net interest margin. Amortization of the fair value adjustments to both interest-earning assets and interest-bearing liabilities directly attributable to the WashingtonFirst acquisition had a 4 basis point positive effect on the net interest margin for the current period, compared to 12 basis points for the same period of the prior year. The resulting adjusted net interest margin for the current quarter was 3.34% as compared to 3.45% for the prior year quarter.

The provision for loan losses was $1.7 million for the fourth quarter of 2019, compared to $3.4 million for the fourth quarter of 2018. The decline in the loan loss provision for the current quarter compared to the prior year quarter reflects the impact of the decline in the amount of loans subject to the allowance for loan losses.

Non-interest income increased 37% to $19.2 million for the fourth quarter of 2019, compared to $14.0 million for the fourth quarter of 2018. The increase in non-interest income was due primarily to the 269% increase in income from mortgage banking activities, as the volume of residential mortgages sold increased. In addition, wealth management income increased 17% and other income rose 58% due to fees from customer level commercial loan swaps during this period.

Non-interest expense increased 8% to $46.1 million for the fourth quarter of 2019, compared to $42.7 million in the fourth quarter of 2018. The current year quarter included $0.9 million in merger expenses. Excluding merger expenses, non-interest expense increased 6% compared to the prior year, driven by higher compensation costs associated with incentive-based sales programs and professional fees and services. A portion of these increases were offset by the decrease in FDIC insurance as a result of the application of the remaining assessment credit during the current quarter. The non-GAAP efficiency ratio was 51.98% for the fourth quarter of 2019, compared to 51.78% for the fourth quarter of 2018.

Net interest income for the full year of 2019 increased 2% compared to 2018 due principally to loan growth. The net interest margin for 2019 was 3.51% compared to 3.60% for the prior year. The year ended December 31, 2019 included $1.8 million in recovered interest income on acquired credit impaired loans compared to $2.4 million for the same period of the prior year. Excluding the recovered interest income from both periods, the interest margin would have been 3.48% for the current year versus 3.58% for the prior year. Amortization of the fair value adjustments had a 5 basis point positive impact on the net interest margin for 2019, compared to 13 basis point positive impact for the prior year.

The provision for loan losses was $4.7 million for the year ended December 31, 2019, compared to $9.0 million for 2018. The decrease in the provision for the current period compared to the prior year was primarily the result of the overall improvement in the qualitative credit metrics of the loan portfolio during the previous twelve months in addition to lower loan growth than experienced in the prior year.

Non-interest income increased 17% to $71.3 million for 2019, compared to $61.1 million for 2018. Excluding life insurance mortality proceeds of $0.6 million and $1.6 million in 2019 and 2018, respectively, non-interest income increased 19%. This increase was driven by income from mortgage banking activities, which increased 108% from the prior year, to $14.7 million for the year ended December 31, 2019, as a result of the rise in mortgage lending activity during the year. Sales of originated mortgage loans rose 74% during 2019 compared to 2018. Excluding income from bank owned life insurance, increases occurred in the majority of the other categories of non-interest income.

Non-interest expense decreased $0.7 million to $179.1 million for 2019, compared to $179.8 million for the prior year. The prior year included $11.8 million in merger expenses compared to $1.3 million for the current year. Excluding merger expenses, non-interest expense rose 6%, driven primarily by increases in salaries and benefits. Increases in non-interest expense also occurred in occupancy and equipment costs, software and outside data services, professional fees and marketing. A portion of the increases in non-interest expense was offset by the decrease in FDIC insurance during the year. The non-GAAP efficiency ratio was 51.52% for 2019 compared to 50.87% for 2018.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•	Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets.

•	The non-GAAP efficiency ratio is non-GAAP in that it excludes amortization of intangible assets, merger expenses and securities gains and includes tax-equivalent income.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP reconciliation table included with this release for details on the earnings impact of these items.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) February 6, 2020. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10137689.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout central Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; risks, uncertainties and other factors relating to the acquisition of Revere Bank by Sandy Spring Bancorp, including the ability to obtain regulatory and shareholder approvals and meet other closing conditions to the transaction, and delay in closing the merger; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2018, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(Dollars in thousands, except per share data)	2019	2018	Change	2019	2018	Change
Results of Operations:
Net interest income	$65,583	$66,145	(1)%	$265,308	$260,445	2%
Provision for loan losses	1,655	3,403	(51)	4,684	9,023	(48)
Non-interest income	19,224	14,030	37	71,322	61,049	17
Non-interest expense	46,081	42,667	8	179,085	179,783	-
Income before income taxes	37,071	34,105	9	152,861	132,688	15
Net income	28,457	25,566	11	116,433	100,864	15

Pre-tax pre-provision pre-merger income (1)	$39,674	$37,508	6	$158,857	$153,477	4

Return on average assets	1.32%	1.25%		1.39%	1.27%
Return on average common equity	9.93%	9.70%		10.51%	9.84%
Net interest margin	3.38%	3.57%		3.51%	3.60%
Efficiency ratio - GAAP basis (2)	54.34%	53.22%		53.20%	55.92%
Efficiency ratio - Non-GAAP basis (2)	51.98%	51.78%		51.52%	50.87%

Per share data:
Basic net income	$0.80	$0.72	11%	$3.25	$2.82	15%
Diluted net income	$0.80	$0.72	11	$3.25	$2.82	15
Average fully diluted shares	35,773,246	35,747,478	-	35,852,846	35,728,146	-
Dividends declared per share	$0.30	$0.28	7	$1.18	$1.10	7
Book value per share	32.40	30.06	8	32.40	30.06	8
Tangible book value per share (1)	22.37	20.45	9	22.37	20.45	9
Outstanding shares	34,970,370	35,530,734	(2)	34,970,370	35,530,734	(2)

Financial Condition at period-end:
Investment securities	$1,125,136	$1,010,724	11%	$1,125,136	$1,010,724	11%
Loans	6,705,232	6,573,014	2	6,705,232	6,573,014	2
Interest-earning assets	7,947,703	7,640,978	4	7,947,703	7,640,978	4
Assets	8,629,002	8,243,272	5	8,629,002	8,243,272	5
Deposits	6,440,319	5,914,880	9	6,440,319	5,914,880	9
Interest-bearing liabilities	5,485,055	5,378,026	2	5,485,055	5,378,026	2
Stockholders' equity	1,132,974	1,067,903	6	1,132,974	1,067,903	6

Capital ratios:
Tier 1 leverage (3)	9.70%	9.50%		9.70%	9.50%
Tier 1 capital to risk-weighted assets (3)	11.21%	11.06%		11.21%	11.06%
Total regulatory capital to risk-weighted assets (3)	14.85%	12.26%		14.85%	12.26%
Common equity tier 1 capital to risk-weighted assets (3)	11.06%	10.90%		11.06%	10.90%
Tangible common equity to tangible assets (4)	9.46%	9.21%		9.46%	9.21%
Average equity to average assets	13.31%	12.90%		13.25%	12.87%

Credit quality ratios:
Allowance for loan losses to loans	0.84%	0.81%		0.84%	0.81%
Non-performing loans to total loans	0.62%	0.55%		0.62%	0.55%
Non-performing assets to total assets	0.50%	0.46%		0.50%	0.46%
Allowance for loan losses to non-performing loans	136.02%	148.51%		136.02%	148.51%
Annualized net charge-offs to average loans (5)	0.03%	0.02%		0.03%	0.01%

(1)	Represents a Non-GAAP measure.
(2)	The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense; securities gains from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)	Estimated ratio at December 31, 2019
(4)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(5)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2019	2018	2019	2018
Pre-tax pre-provision pre-merger income:
Net income	$28,457	$25,566	$116,433	$100,864
Plus non-GAAP adjustments:
Merger expenses	948	-	1,312	11,766
Income taxes	8,614	8,539	36,428	31,824
Provision for loan losses	1,655	3,403	4,684	9,023
Pre-tax pre-provision pre-merger income	$39,674	$37,508	$158,857	$153,477

Efficiency ratio - GAAP basis:
Non-interest expense	$46,081	$42,667	$179,085	$179,783

Net interest income plus non-interest income	$84,807	$80,175	$336,630	$321,494

Efficiency ratio - GAAP basis	54.34%	53.22%	53.20%	55.92%

Efficiency ratio - Non-GAAP basis:
Non-interest expense	$46,081	$42,667	$179,085	$179,783
Less non-GAAP adjustments:
Amortization of intangible assets	481	540	1,946	2,162
Merger expenses	948	-	1,312	11,766
Non-interest expense - as adjusted	$44,652	$42,127	$175,827	$165,855

Net interest income plus non-interest income	$84,807	$80,175	$336,630	$321,494
Plus non-GAAP adjustment:
Tax-equivalent income	1,149	1,232	4,746	4,715
Less non-GAAP adjustment:
Securities gains	57	45	77	190
Net interest income plus non-interest income - as adjusted	$85,899	$81,362	$341,299	$326,019

Efficiency ratio - Non-GAAP basis	51.98%	51.78%	51.52%	50.87%

Tangible common equity ratio:
Total stockholders' equity	$1,132,974	$1,067,903	$1,132,974	$1,067,903
Accumulated other comprehensive loss	4,332	15,754	4,332	15,754
Goodwill	(347,149)	(347,149)	(347,149)	(347,149)
Other intangible assets, net	(7,841)	(9,788)	(7,841)	(9,788)
Tangible common equity	$782,316	$726,720	$782,316	$726,720

Total assets	$8,629,002	$8,243,272	$8,629,002	$8,243,272
Goodwill	(347,149)	(347,149)	(347,149)	(347,149)
Other intangible assets, net	(7,841)	(9,788)	(7,841)	(9,788)
Tangible assets	$8,274,012	$7,886,335	$8,274,012	$7,886,335

Tangible common equity ratio	9.46%	9.21%	9.46%	9.21%

Outstanding common shares	34,970,370	35,530,734	34,970,370	35,530,734
Tangible book value per common share	$22.37	$20.45	$22.37	$20.45

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

	December 31,	December 31,
(Dollars in thousands)	2019	2018
Assets
Cash and due from banks	$82,469	$67,014
Federal funds sold	208	609
Interest-bearing deposits with banks	63,426	33,858
Cash and cash equivalents	146,103	101,481
Residential mortgage loans held for sale (at fair value)	53,701	22,773
Investments available-for-sale (at fair value)	1,073,333	937,335
Other equity securities	51,803	73,389
Total loans	6,705,232	6,571,634
Less: allowance for loan losses	(56,132)	(53,486)
Net loans	6,649,100	6,518,148
Premises and equipment, net	58,615	61,942
Other real estate owned	1,482	1,584
Accrued interest receivable	23,282	24,609
Goodwill	347,149	347,149
Other intangible assets, net	7,841	9,788
Other assets	216,593	145,074
Total assets	$8,629,002	$8,243,272

Liabilities
Noninterest-bearing deposits	$1,892,052	$1,750,319
Interest-bearing deposits	4,548,267	4,164,561
Total deposits	6,440,319	5,914,880
Securities sold under retail repurchase agreements and federal funds purchased	213,605	327,429
Advances from FHLB	513,777	848,611
Subordinated debentures	209,406	37,425
Accrued interest payable and other liabilities	118,921	47,024
Total liabilities	7,496,028	7,175,369

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 34,970,370 and 35,530,734 at December 31, 2019 and December 31, 2018, respectively	34,970	35,531
Additional paid in capital	586,622	606,573
Retained earnings	515,714	441,553
Accumulated other comprehensive loss	(4,332)	(15,754)
Total stockholders' equity	1,132,974	1,067,903
Total liabilities and stockholders' equity	$8,629,002	$8,243,272

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2019	2018	2019	2018
Interest Income:
Interest and fees on loans	$77,522	$78,081	$316,550	$293,131
Interest on loans held for sale	462	262	1,607	1,245
Interest on deposits with banks	724	222	2,129	1,304
Interest and dividends on investment securities:
Taxable	5,437	5,219	21,739	20,516
Exempt from federal income taxes	1,243	1,820	5,834	7,855
Interest on federal funds sold	2	3	10	31
Total interest income	85,390	85,607	347,869	324,082
Interest Expense:
Interest on deposits	14,723	12,556	61,681	39,139
Interest on retail repurchase agreements and federal funds purchased	216	570	1,161	1,169
Interest on advances from FHLB	3,189	5,851	16,578	21,408
Interest on subordinated debt	1,679	485	3,141	1,921
Total interest expense	19,807	19,462	82,561	63,637
Net interest income	65,583	66,145	265,308	260,445
Provision for loan losses	1,655	3,403	4,684	9,023
Net interest income after provision for loan losses	63,928	62,742	260,624	251,422
Non-interest Income:
Investment securities gains	57	45	77	190
Service charges on deposit accounts	2,427	2,459	9,692	9,324
Mortgage banking activities	4,170	1,130	14,711	7,073
Wealth management income	6,401	5,492	22,669	21,284
Insurance agency commissions	1,331	1,138	6,612	6,158
Income from bank owned life insurance	660	663	3,165	4,327
Bank card fees	1,435	1,368	5,616	5,567
Other income	2,743	1,735	8,780	7,126
Total non-interest income	19,224	14,030	71,322	61,049
Non-interest Expense:
Salaries and employee benefits	26,251	23,934	103,950	96,998
Occupancy expense of premises	4,663	4,413	19,470	18,352
Equipment expenses	2,791	2,426	10,720	9,335
Marketing	1,085	1,061	4,456	3,924
Outside data services	1,854	1,763	7,567	6,603
FDIC insurance	123	1,255	2,260	5,095
Amortization of intangible assets	481	540	1,946	2,162
Merger expenses	948	-	1,312	11,766
Professional fees and services	2,553	1,966	6,978	6,056
Other expenses	5,332	5,309	20,426	19,492
Total non-interest expense	46,081	42,667	179,085	179,783
Income before income taxes	37,071	34,105	152,861	132,688
Income tax expense	8,614	8,539	36,428	31,824
Net income	$28,457	$25,566	$116,433	$100,864

Net Income Per Share Amounts:
Basic net income per share	$0.80	$0.72	$3.25	$2.82
Diluted net income per share	$0.80	$0.72	$3.25	$2.82
Dividends declared per share	$0.30	$0.28	$1.18	$1.10

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED
	2019				2018
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$86,539	$88,229	$88,423	$89,424	$86,839	$85,595	$79,774	$76,589
Interest expense	19,807	20,292	21,029	21,433	19,462	16,783	14,779	12,613
Tax-equivalent net interest income	66,732	67,937	67,394	67,991	67,377	68,812	64,995	63,976
Tax-equivalent adjustment	1,149	1,147	1,209	1,241	1,232	1,221	1,177	1,085
Provision (credit) for loan losses	1,655	1,524	1,633	(128)	3,403	1,890	1,733	1,997
Non-interest income	19,224	18,573	16,556	16,969	14,030	15,033	14,868	17,118
Non-interest expense	46,081	44,925	43,887	44,192	42,667	42,393	45,082	49,641
Income before income taxes	37,071	38,914	37,221	39,655	34,105	38,341	31,871	28,371
Income tax expense	8,614	9,531	8,945	9,338	8,539	9,107	7,472	6,706
Net income	$28,457	$29,383	$28,276	$30,317	$25,566	$29,234	$24,399	$21,665
Financial Performance:
Pre-tax pre-provision pre-merger income	$39,674	$40,802	$38,854	$39,527	$37,508	$40,811	$35,832	$39,326
Return on average assets	1.32%	1.39%	1.37%	1.49%	1.25%	1.45%	1.23%	1.12%
Return on average common equity	9.93%	10.38%	10.32%	11.46%	9.70%	11.26%	9.66%	8.70%
Net interest margin	3.38%	3.51%	3.54%	3.60%	3.57%	3.71%	3.56%	3.58%
Efficiency ratio - GAAP basis (1)	54.34%	52.63%	53.04%	52.79%	53.22%	51.31%	57.29%	62.04%
Efficiency ratio - Non-GAAP basis (1)	51.98%	50.95%	51.71%	51.44%	51.78%	49.27%	52.98%	49.54%
Per Share Data:
Basic net income per share	$0.80	$0.82	$0.79	$0.85	$0.72	$0.82	$0.68	$0.61
Diluted net income per share	$0.80	$0.82	$0.79	$0.85	$0.72	$0.82	$0.68	$0.61
Average fully diluted shares	35,773,246	35,900,102	35,890,437	35,806,459	35,747,478	35,744,085	35,743,927	35,683,542
Dividends declared per common share	$0.30	$0.30	$0.30	$0.28	$0.28	$0.28	$0.28	$0.26
Non-interest Income:
Securities gains	$57	$15	$5	$-	$45	$82	$-	$63
Service charges on deposit accounts	2,427	2,516	2,442	2,307	2,459	2,316	2,290	2,259
Mortgage banking activities	4,170	4,408	3,270	2,863	1,130	1,672	2,064	2,207
Wealth management income	6,401	5,493	5,539	5,236	5,492	5,344	5,387	5,061
Insurance agency commissions	1,331	2,116	1,265	1,900	1,138	2,016	1,180	1,824
Income from bank owned life insurance	660	662	654	1,189	663	663	670	2,331
Bank card fees	1,435	1,462	1,467	1,252	1,368	1,436	1,393	1,370
Other income	2,743	1,901	1,914	2,222	1,735	1,504	1,884	2,003
Total Non-interest Income	$19,224	$18,573	$16,556	$16,969	$14,030	$15,033	$14,868	$17,118
Non-interest Expense:
Salaries and employee benefits	$26,251	$26,234	$25,489	$25,976	$23,934	$24,488	$24,664	$23,912
Occupancy expense of premises	4,663	4,816	4,760	5,231	4,413	4,355	4,642	4,942
Equipment expenses	2,791	2,641	2,712	2,576	2,426	2,441	2,243	2,225
Marketing	1,085	1,541	887	943	1,061	770	945	1,148
Outside data services	1,854	1,973	1,962	1,778	1,763	1,736	1,707	1,397
FDIC insurance	123	(83)	1,084	1,136	1,255	1,257	1,390	1,193
Amortization of intangible assets	481	491	483	491	540	540	541	541
Merger expenses	948	364	-	-	-	580	2,228	8,958
Professional fees and services	2,553	1,546	1,634	1,245	1,966	1,351	1,699	1,040
Other expenses	5,332	5,402	4,876	4,816	5,309	4,875	5,023	4,285
Total Non-interest Expense	$46,081	$44,925	$43,887	$44,192	$42,667	$42,393	$45,082	$49,641

(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income.

     The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization and merger expenses from non-interest expense;

     securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED
	2019				2018
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$1,149,327	$1,199,275	$1,241,081	$1,249,968	$1,228,247	$1,181,427	$1,106,674	$992,287
Residential construction loans	146,279	150,692	171,106	176,388	186,785	188,779	197,372	215,445
Commercial AD&C loans	684,010	678,906	658,709	688,939	681,201	631,589	609,266	564,871
Commercial investor real estate loans	2,169,156	2,036,021	1,994,027	1,962,879	1,958,395	1,924,397	1,923,827	1,928,439
Commercial owner occupied real estate loans	1,288,677	1,278,505	1,224,986	1,216,713	1,202,903	1,201,673	1,184,421	1,174,739
Commercial business loans	801,019	772,619	772,158	769,660	796,264	738,083	702,939	652,797
Consumer loans	466,764	480,530	489,176	505,443	517,839	523,011	525,574	532,973
Total loans	6,705,232	6,596,548	6,551,243	6,569,990	6,571,634	6,388,959	6,250,073	6,061,551
Allowance for loan losses	(56,132)	(54,992)	(54,024)	(53,089)	(53,486)	(50,409)	(48,493)	(46,931)
Loans held for sale	53,701	78,821	50,511	24,998	22,773	31,581	40,000	28,486
Investment securities	1,125,136	946,210	955,715	987,299	1,010,724	992,797	1,017,274	1,040,339
Interest-earning assets	7,947,703	7,742,138	7,713,364	7,648,654	7,639,598	7,428,534	7,532,664	7,285,731
Total assets	8,629,002	8,437,538	8,398,519	8,327,900	8,243,272	8,034,565	8,152,600	7,894,918
Noninterest-bearing demand deposits	1,892,052	2,081,435	2,023,614	1,813,708	1,750,319	1,902,537	1,910,690	1,767,523
Total deposits	6,440,319	6,493,899	6,389,749	6,224,523	5,914,880	5,898,394	5,837,826	5,627,206
Customer repurchase agreements	138,605	126,008	150,604	122,626	137,429	142,669	139,647	149,323
Total interest-bearing liabilities	5,485,055	5,093,265	5,136,860	5,297,108	5,378,026	5,042,431	5,168,055	5,057,645
Total stockholders' equity	1,132,974	1,140,041	1,119,445	1,095,848	1,067,903	1,042,716	1,026,349	1,014,608
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,169,623	$1,215,132	$1,244,086	$1,230,319	$1,188,135	$1,122,946	$1,034,062	$1,117,478
Residential construction loans	149,690	162,196	174,095	189,720	202,710	215,578	223,171	193,327
Commercial AD&C loans	695,817	651,905	686,282	676,205	647,115	632,354	576,076	582,876
Commercial investor real estate loans	2,092,478	1,982,979	1,960,919	1,964,699	1,936,936	1,905,427	1,924,759	1,988,340
Commercial owner occupied real estate loans	1,274,782	1,258,000	1,215,632	1,207,799	1,196,506	1,190,865	1,184,409	940,065
Commercial business loans	765,159	786,150	756,594	780,318	751,754	700,791	666,280	657,372
Consumer loans	477,572	486,865	505,235	515,644	522,453	524,605	531,965	538,198
Total loans	6,625,121	6,543,227	6,542,843	6,564,704	6,445,609	6,292,566	6,140,722	6,017,656
Loans held for sale	50,208	61,870	37,121	17,846	21,923	29,939	25,403	35,768
Investment securities	1,002,692	941,048	964,863	1,010,940	986,146	996,365	1,028,306	1,062,325
Interest-earning assets	7,859,836	7,690,629	7,619,240	7,627,187	7,495,338	7,372,536	7,311,272	7,212,878
Total assets	8,542,837	8,370,789	8,294,883	8,258,116	8,104,916	7,986,525	7,926,735	7,841,611
Noninterest-bearing demand deposits	1,927,063	1,909,884	1,796,802	1,682,720	1,766,672	1,822,931	1,796,644	1,651,258
Total deposits	6,459,551	6,405,762	6,247,409	5,952,942	5,822,580	5,783,992	5,657,420	5,489,715
Customer repurchase agreements	126,596	138,736	141,865	129,059	146,637	139,809	148,539	136,694
Total interest-bearing liabilities	5,326,303	5,202,876	5,269,209	5,403,946	5,230,254	5,076,717	5,058,016	5,116,904
Total stockholders' equity	1,136,824	1,123,185	1,099,078	1,073,291	1,045,378	1,030,167	1,013,081	1,010,106
Financial Measures:
Average equity to average assets	13.31%	13.42%	13.25%	13.00%	12.90%	12.90%	12.78%	12.88%
Investment securities to earning assets	14.16%	12.22%	12.39%	12.91%	13.23%	13.36%	13.50%	14.28%
Loans to earning assets	84.37%	85.20%	84.93%	85.90%	86.02%	86.01%	82.97%	83.20%
Loans to assets	77.71%	78.18%	78.00%	78.89%	79.72%	79.52%	76.66%	76.78%
Loans to deposits	104.11%	101.58%	102.53%	105.55%	111.10%	108.32%	107.06%	107.72%
Capital Measures:
Tier 1 leverage (1)	9.70%	9.96%	9.80%	9.61%	9.50%	9.46%	9.27%	9.21%
Tier 1 capital to risk-weighted assets (1)	11.21%	11.52%	11.59%	11.35%	11.06%	11.18%	11.01%	11.08%
Total regulatory capital to risk-weighted assets (1)	14.85%	12.70%	12.79%	12.54%	12.26%	12.38%	12.19%	12.27%
Common equity tier 1 capital to risk-weighted assets (1)	11.06%	11.37%	11.43%	11.19%	10.90%	11.02%	10.85%	10.92%
Book value per share	$32.40	$32.00	$31.43	$30.82	$30.06	$29.35	$28.90	$28.61
Outstanding shares	34,970,370	35,625,822	35,614,953	35,557,110	35,530,734	35,521,541	35,511,943	35,463,269

(1) Estimated ratio at December 31, 2019

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2019				2018
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$-	$17	$-	$-	$49	$150	$6	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	-	1,261	-	-
Commercial investor real estate	-	1,201	1,248	-	-	-	-	-
Commercial owner occupied real estate	-	-	-	90	-	13	112	-
Consumer	-	-	-	-	219	563	-	126
Residential real estate:
Residential mortgage	-	-	-	221	221	-	-	-
Residential construction	-	-	-	-	-	-	-	-
Total loans 90 days past due	-	1,218	1,248	311	489	1,987	118	126
Non-accrual loans:
Commercial business	8,450	6,393	7,083	8,013	7,086	6,352	6,883	6,634
Commercial real estate:
Commercial AD&C	829	829	1,990	3,306	3,306	136	136	136
Commercial investor real estate	8,437	8,454	6,409	6,071	5,355	5,861	5,878	5,813
Commercial owner occupied real estate	4,148	3,810	3,766	5,992	4,234	3,352	3,440	3,524
Consumer	4,107	4,561	4,439	4,081	4,107	4,098	4,298	3,244
Residential real estate:
Residential mortgage	12,661	12,574	10,625	9,704	9,336	9,134	6,251	7,063
Residential construction	-	-	-	156	159	163	168	174
Total non-accrual loans	38,632	36,621	34,312	37,323	33,583	29,096	27,054	26,588
Total restructured loans - accruing	2,636	2,287	2,133	2,479	1,942	2,224	1,663	2,678
Total non-performing loans	41,268	40,126	37,693	40,113	36,014	33,307	28,835	29,392
Other assets and real estate owned (OREO)	1,482	1,482	1,486	1,410	1,584	2,118	2,361	2,761
Total non-performing assets	$42,750	$41,608	$39,179	$41,523	$37,598	$35,425	$31,196	$32,153

	For the Quarter Ended,
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2019	2019	2019	2018	2018	2018	2018
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$36,621	$34,312	$37,323	$33,583	$29,096	$27,054	$26,588	$26,336
Non-accrual balances transferred to OREO	-	-	(195)	-	-	-	-	(289)
Non-accrual balances charged-off	(454)	(705)	(604)	(227)	(360)	(91)	(144)	(411)
Net payments or draws	(2,916)	(2,903)	(5,517)	(1,786)	(1,126)	(1,777)	(1,635)	(357)
Loans placed on non-accrual	5,381	6,015	3,396	6,202	5,973	4,193	2,245	1,309
Non-accrual loans brought current	-	(98)	(91)	(449)	-	(283)	-	-
Balance at end of period	$38,632	$36,621	$34,312	$37,323	$33,583	$29,096	$27,054	$26,588

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$54,992	$54,024	$53,089	$53,486	$50,409	$48,493	$46,931	$45,257
Provision (credit) for loan losses	1,655	1,524	1,633	(128)	3,403	1,890	1,733	1,997
Less loans charged-off, net of recoveries:
Commercial business	15	389	735	7	(9)	(49)	(73)	322
Commercial real estate:
Commercial AD&C	-	(224)	(4)	-	-	-	-	(62)
Commercial investor real estate	(3)	(3)	(3)	(7)	109	(49)	(8)	(8)
Commercial owner occupied real estate	-	-	-	-	-	-	-	-
Consumer	241	187	(18)	182	45	85	244	99
Residential real estate:
Residential mortgage	264	209	(10)	89	183	(11)	13	(22)
Residential construction	(2)	(2)	(2)	(2)	(2)	(2)	(5)	(6)
Net charge-offs	515	556	698	269	326	(26)	171	323
Balance at end of period	$56,132	$54,992	$54,024	$53,089	$53,486	$50,409	$48,493	$46,931

Asset Quality Ratios:
Non-performing loans to total loans	0.62%	0.61%	0.58%	0.61%	0.55%	0.52%	0.46%	0.48%
Non-performing assets to total assets	0.50%	0.49%	0.47%	0.50%	0.46%	0.44%	0.38%	0.41%
Allowance for loan losses to loans	0.84%	0.83%	0.82%	0.81%	0.81%	0.79%	0.78%	0.77%
Allowance for loan losses to non-performing loans	136.02%	137.05%	143.33%	132.35%	148.51%	151.35%	168.17%	159.67%
Annualized net charge-offs to average loans	0.03%	0.03%	0.04%	0.02%	0.02%	0.00%	0.01%	0.02%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2019			2018
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,169,623	$11,030	3.77%	$1,188,135	$11,348	3.82%
Residential construction loans	149,690	1,650	4.37	202,710	2,086	4.08
Total mortgage loans	1,319,313	12,680	3.84	1,390,845	13,434	3.86
Commercial AD&C loans	695,817	9,388	5.35	647,115	9,466	5.80
Commercial investor real estate loans	2,092,478	24,982	4.74	1,936,936	24,301	4.98
Commercial owner occupied real estate loans	1,274,782	15,606	4.86	1,196,506	14,661	4.86
Commercial business loans	765,159	9,821	5.09	751,769	10,447	5.51
Total commercial loans	4,828,236	59,797	4.91	4,532,326	58,875	5.15
Consumer loans	477,572	5,594	4.65	522,453	6,258	4.75
Total loans (2)	6,625,121	78,071	4.68	6,445,624	78,567	4.84
Loans held for sale	50,208	462	3.68	21,923	262	4.78
Taxable securities	816,008	5,704	2.79	728,560	5,471	3.00
Tax-exempt securities (3)	186,684	1,576	3.38	257,586	2,314	3.59
Total investment securities (4)	1,002,692	7,280	2.90	986,146	7,785	3.16
Interest-bearing deposits with banks	181,394	724	1.58	40,864	222	2.16
Federal funds sold	421	2	1.66	796	3	1.51
Total interest-earning assets	7,859,836	86,539	4.38	7,495,353	86,839	4.60

Less: allowance for loan losses	(54,653)			(51,302)
Cash and due from banks	68,011			64,866
Premises and equipment, net	59,277			62,219
Other assets	610,366			534,356
Total assets	$8,542,837			$8,105,492

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$800,263	685	0.34%	$695,762	226	0.13%
Regular savings deposits	325,540	94	0.11	334,593	82	0.10
Money market savings deposits	1,875,045	5,820	1.23	1,601,050	5,691	1.41
Time deposits	1,531,640	8,124	2.10	1,424,503	6,557	1.83
Total interest-bearing deposits	4,532,488	14,723	1.29	4,055,908	12,556	1.23
Other borrowings	133,716	216	0.64	214,278	570	1.06
Advances from FHLB	516,101	3,189	2.45	922,620	5,851	2.52
Subordinated debentures	143,998	1,679	4.66	37,448	485	5.18
Total interest-bearing liabilities	5,326,303	19,807	1.48	5,230,254	19,462	1.48

Noninterest-bearing demand deposits	1,927,063			1,766,672
Other liabilities	152,647			63,188
Stockholders' equity	1,136,824			1,045,378
Total liabilities and stockholders' equity	$8,542,837			$8,105,492

Net interest income and spread		$66,732	2.90%		$67,377	3.12%
Less: tax-equivalent adjustment		1,149			1,232
Net interest income		$65,583			$66,145

Interest income/earning assets			4.38%			4.60%
Interest expense/earning assets			1.00			1.03
Net interest margin			3.38%			3.57%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% for 2019 and 2018. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.2 million in 2019 and 2018, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Twelve Months Ended December 31,
	2019			2018
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,214,625	$46,438	3.82%	$1,115,869	$41,628	3.73%
Residential construction loans	168,797	7,232	4.28	208,741	8,289	3.97
Total mortgage loans	1,383,422	53,670	3.88	1,324,610	49,917	3.77
Commercial AD&C loans	677,536	39,241	5.79	609,844	35,058	5.75
Commercial investor real estate loans	2,000,571	99,410	4.97	1,938,633	96,125	4.96
Commercial owner occupied real estate loans	1,239,289	60,581	4.89	1,128,836	53,712	4.76
Commercial business loans	772,052	41,300	5.35	694,326	36,499	5.26
Total commercial loans	4,689,448	240,532	5.13	4,371,639	221,394	5.06
Consumer loans	496,199	24,391	4.92	529,249	23,568	4.45
Total loans (2)	6,569,069	318,593	4.85	6,225,498	294,879	4.74
Loans held for sale	41,905	1,607	3.84	28,225	1,245	4.41
Taxable securities	768,521	22,873	2.98	736,054	21,362	2.90
Tax-exempt securities (3)	211,236	7,403	3.50	281,962	9,976	3.54
Total investment securities (4)	979,757	30,276	3.09	1,018,016	31,338	3.08
Interest-bearing deposits with banks	108,534	2,129	1.96	74,956	1,304	1.74
Federal funds sold	572	10	1.76	2,151	31	1.42
Total interest-earning assets	7,699,837	352,615	4.58	7,348,846	328,797	4.47

Less: allowance for loan losses	(53,746)			(48,483)
Cash and due from banks	65,181			68,183
Premises and equipment, net	60,595			61,686
Other assets	595,272			535,282
Total assets	$8,367,139			$7,965,514

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$750,606	1,990	0.27%	$721,759	883	0.12%
Regular savings deposits	329,158	415	0.13	376,207	570	0.15
Money market savings deposits	1,751,989	25,437	1.45	1,541,142	18,719	1.21
Time deposits	1,604,996	33,839	2.11	1,290,626	18,967	1.47
Total interest-bearing deposits	4,436,749	61,681	1.39	3,929,734	39,139	1.00
Other borrowings	152,088	1,161	0.76	172,888	1,169	0.68
Advances from FHLB	645,587	16,578	2.57	980,541	21,408	2.18
Subordinated debentures	64,251	3,141	4.89	37,501	1,921	5.13
Total interest-bearing liabilities	5,298,675	82,561	1.56	5,120,664	63,637	1.24

Noninterest-bearing demand deposits	1,830,008			1,759,867
Other liabilities	130,146			60,188
Stockholders' equity	1,108,310			1,024,795
Total liabilities and stockholders' equity	$8,367,139			$7,965,514

Net interest income and spread		$270,054	3.02%		$265,160	3.23%
Less: tax-equivalent adjustment		4,746			4,715
Net interest income		$265,308			$260,445

Interest income/earning assets			4.58%			4.47%
Interest expense/earning assets			1.07			0.87
Net interest margin			3.51%			3.60%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% for 2019 and 2018. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.7 million and $4.7 million in 2019 and 2018, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.
(4)	Available for sale investments are presented at amortized cost.